UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 3, 2010

OMNOVA Solutions Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Ghent Road, Fairlawn, Ohio	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 330-869-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Overview

On November 3, 2010, OMNOVA Solutions Inc. (the “Company”) completed its previously announced offering of $250 million aggregate principal amount of 7.875% senior notes due 2018 (the “Notes”) in an offering exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Indenture

The Notes were issued pursuant to an indenture (the “Indenture”) among the Company, certain domestic subsidiaries of the Company, as guarantors (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Notes mature on November 1, 2018 and bear interest at a rate of 7.875% per year, payable semi-annually in cash in arrears on May 1 and November 1 of each year, commencing on May 1, 2011. The Notes are guaranteed on an unsecured senior basis by the Guarantors.

The Notes and the related guarantees are senior unsecured obligations of the Company and the Guarantors and rank senior in right of payment to all of the Company’s and the Guarantors’ future debt that is expressly subordinated in right of payment to the Notes and rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior debt. The Notes are effectively subordinated in right of payment to all of the Company’s and the Guarantors’ secured debt to the extent of the value of the assets securing such debt, and structurally subordinated to all debt of any subsidiaries of the Company that do not guarantee the Notes.

The net proceeds from the sale of the Notes have been placed in escrow pending the consummation of the Company’s proposed acquisition of Eliokem International SAS (the “Acquisition”). The Notes are subject to a special mandatory redemption in the event that the release of the escrow proceeds has not occurred on or prior to December 31, 2010 or, at the Company’s option, January 31, 2011 (the “Escrow End Date”). The special mandatory redemption price will be equal to (a) 100% of the aggregate principal amount of the Notes if the Escrow End Date occurs on or prior to December 31, 2010 and (b) 101% of the aggregate principal amount of the Notes if the Escrow End Date occurs after December 31, 2010, in each case plus accrued and unpaid interest to, but not including, the redemption date.

At any time prior to November 1, 2014, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but not including, the redemption date.

The Company may redeem the Notes at any time on or after November 1, 2014 at redemption prices of 103.938% and 101.969% of the principal amount thereof if the redemption occurs during the 12-month periods beginning November 1 of the years 2014 and 2015, respectively, and at a redemption price of 100% of the principal amount thereof on and after November 1, 2016, in each case, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

On or prior to November 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 107.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, with net cash proceeds of certain equity offerings by the Company.

The Indenture contains customary covenants that limit the Company’s and the Guarantors’ ability to, among other things, pay dividends or distributions, repurchase equity, prepay subordinated debt or make certain investments, incur additional debt or issue certain disqualified stock and preferred stock, incur liens on assets, merge or consolidate with another company or sell all or substantially all assets, create restrictions on the payment of dividends or other amounts to us from the Company’s restricted subsidiaries and enter into transactions with affiliates. Upon the occurrence of a “change of control,” as defined in the Indenture, the Company is required to make an offer to repurchase the Notes at 101% of the principal amount thereof, plus any accrued and unpaid interest, if any, to, but not including, the repurchase date.

The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other debt, certain events of bankruptcy and insolvency and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of the amounts due under the Notes.

In connection with the issuance of the Notes, the Company amended the agreements governing its existing secured term loan and existing senior secured revolving credit facility to permit it to issue the Notes.

The foregoing description of the Indenture does not purport to be complete, and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company also entered into a registration rights agreement dated November 3, 2010 (the “Registration Rights Agreement”) among the Company, the Guarantors and the initial purchasers of the Notes. Under the Registration Rights Agreement, the Company and the Guarantors agreed, among other things, to (i) use reasonable best efforts to file an exchange offer registration statement with the SEC with respect to the Notes and the guarantees thereof within 150 days after the consummation of the Acquisition, (ii) use reasonable best efforts to have such exchange offer registration statement declared effective by the SEC within 210 days after the consummation of the Acquisition, and (iii) use reasonable best efforts to consummate the exchange offer to which the exchange offer registration statement relates within 255 days after the consummation of the Acquisition. Under certain circumstances, the Company and the Guarantors have also agreed to file a shelf registration statement with the SEC with respect to the resale of the Notes and the guarantees thereof.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Notes is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of November 3, 2010, by and among OMNOVA Solutions Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee.

10.1	Registration Rights Agreement, dated as of November 3, 2010, by and among OMNOVA Solutions Inc., the Guarantors (as defined therein) and the initial purchasers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Secretary
Date:	November 3, 2010

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of November 3, 2010, by and among OMNOVA Solutions Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee.

10.1	Registration Rights Agreement, dated as of November 3, 2010, by and among OMNOVA Solutions Inc., the Guarantors (as defined therein) and the initial purchasers party thereto.